UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 15, 2018

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IHS MARKIT LTD.

(Exact name of registrant as specified in its charter)

Bermuda	001-36495	98-1166311
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

4th Floor, Ropemaker Place,

25 Ropemaker Street

London, England

EC2Y 9LY

(Address of principal executive offices and zip code)

+44 20 7260 2000

(Registrant's telephone number, including area code)

Former name or former address, if changed since last report: N/A

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 15, 2018 (the “Effective Date”), IHS Markit Ltd. (“IHS Markit”), through its subsidiary, entered into an amended and restated employment agreement (the “Employment Agreement”) with Mr. Adam Kansler (the “Executive”), which amended his previous employment agreement with legacy Markit Ltd. entered into prior to the merger between IHS Inc. and Markit Ltd.

The Employment Agreement, among other things, provides that:

•	Upon the Executive’s termination of employment due to death or disability, he will be entitled to receive, among other things, (i) specified treatment of his outstanding equity compensation awards and (ii) continued health coverage for 12 months for the Executive or the Executive’s family in the event of his death.

•	Upon the Executive’s termination of employment without cause or for good reason (as such terms are defined in the Employment Agreement), he will be entitled to receive, among other things, (i) a specified severance benefit payable over time, (ii) continued health coverage for 12 months and (iii) specified treatment of his outstanding equity compensation awards, including vesting of specified special awards that were granted to the Executive in order to retain him. The payments and benefits in connection with such termination depend on whether the termination occurs on or before July 12, 2018, which is the date that the special termination provisions related to the merger between IHS Inc. and Markit Ltd. expire, or after such date.

•	Upon the Executive’s termination of employment without cause or for good reason that occurs within 18 months of a change in control, he will be entitled to receive the payments and benefits described above, except that (i) the severance amount will be increased to two times the sum of such Executive’s base salary and target annual cash incentive opportunity, plus a prorated bonus payment based on target level of performance, (ii) continued health coverage will be extended to 24 months and (iii) all unvested equity awards will fully vest, with performance-based equity awards vesting based on target level of performance. The severance amount will not be increased in the event of a termination of employment without cause or for good reason that occurs on or before July 12, 2018.

•	In the event of a change in control or ownership of IHS Markit, any payments and benefits that become due to the Executive in connection with such event and would otherwise be subject to an excise tax under Section 4999 of the Internal Revenue Code will be reduced, but only if such reduction results in the Executive receiving a larger portion of such payments on an after-tax basis than if such reduction was not made and the excise tax applied.

•	In the event that the Executive terminates his employment, he must provide 6 months written notice, which IHS Markit may waive in whole or in part.

The foregoing description of the Employment Agreement with the Executive does not purport to be complete and is qualified in its entirety by reference to the complete agreement, a copy of which will be filed as an exhibit to our next periodic filing with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IHS MARKIT LTD.

Date: February 16, 2018	By:	/s/ Sari Granat
	Name:	Sari Granat
	Title:	Executive Vice President and General Counsel